For period ending  September 30, 2001

File number 811-09745  	Exhibit 77Q1


CERTIFICATE OF AMENDMENT

MITCHELL HUTCHINS SECURITIES TRUST


	This Certificate of Amendment ("Certificate") is filed in accordance with the provisions of the Delaware Business Trust Act
(12 Del: Code Ann. Tit. 12 Section 3801 et seq.) and sets forth the following:

1.	The name of the trust is Mitchell Hutchins Securities Trust
      ("Trust").

2.	The Trust's Certificate of Trust is hereby amended to change the name of the Trust to Brinson Securities Trust.

3.	This Certificate is effective June 4, 2001.

IN WITNESS WHEREOF, the undersigned, being a Trustee, has executed this Certificate on this 9th day of May, 2001.



	______/s/ Brian M. Storms______
	Brian M. Storms
	As Trustee and not individually

	Address:	51 West 52nd Street
		New York, New York  10019


STATE OF NEW YORK       ss
CITY OF NEW YORK

	Before me this 9th day of May, 2001, personally appeared the above named Brian M. Storms, known to me to be the person who executed the foregoing instrument and who acknowledged that she executed the same.

		__/s/ Evelyn De Simone____
		Notary Public

My commission expires: __July 15, 2002____



For period ending  September 30, 2001

File number 811-09745  	Exhibit 77Q1


CERTIFICATE OF AMENDMENT
TO
TRUST INSTRUMENT
OF
BRINSON SECURITIES TRUST
I, Amy R. Doberman, Vice President and Secretary of Brinson Securities Trust ("Trust"), hereby certify that the board of trustees of the Trust adopted the following resolutions at meetings held on May 9, 2001 and September 20, 2001, and that the amendment to the Trust's Trust Instrument becomes effective on November 5, 2001:
Resolutions Adopted on May 9, 2001:
RESOLVED, that, pursuant to Section 2 of Article IV of the Trust's Trust Instrument, the unlimited number of shares of beneficial interest of each Series of the Trust established as Class B shares, including all issued and outstanding Class B shares of each Series as of the close of business on the effective date, be renamed Sub-Class B-1 shares; and be it further
RESOLVED, that an unlimited number of shares of beneficial interest of each Series of the Trust be established as
Sub-Class B-2 shares; and be it further
RESOLVED, that an unlimited number of shares of beneficial interest of each Series of the Trust be established as Sub-Class B-3 shares; and be it further
RESOLVED, that all Class B shares of a Series (including all Sub-Class B-1 shares, Sub-Class B-2 shares and Sub-Class B-3 shares), together with the Class A shares, Class C shares and Class Y shares of that Series, represent interests in the assets of only that Series and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust Instrument and as set forth in Schedule A with respect to the conversion of Sub-Class B-1 shares, Sub-Class B-2 shares and Sub-Class B-3 shares into Class A shares; and be it further RESOLVED, that Schedule A of the Trust Instrument be, and it hereby is, amended and restated to reflect the change in the name of each Series' Sub-Class B-1 shares, the establishment of Sub-Class B-2 shares and Sub-Class B-3 shares and the conversion of Sub-Class B-2 shares and Sub-Class B-3 shares into Class A shares; and be it further.
RESOLVED, that the foregoing resolutions shall become
effective on a date to be determined by the Trust's officers but no later than December 31, 2001.
Resolutions Adopted on September 20, 2001:
RESOLVED, that an unlimited number of shares of beneficial interest of each Series of the Trust be established as Sub-Class B-4 shares; and be it further
RESOLVED, that all Class B shares of a Series (including all Sub-Class B-1 shares, Sub-Class B-2 shares, Sub-Class B-3 shares and Sub-Class B-4 shares), together with the Class A shares, Class C shares and Class Y shares of that Series, represent interests in the assets of only that Series and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust Instrument and as set forth in Schedule A with respect to the conversion of Sub-Class B-1 shares, Sub-Class B-2 shares, Sub-Class B-3 shares and Sub-Class B-4 shares into
Class A shares; and be it further
RESOLVED, that Schedule A of the Trust Instrument be, and it hereby is, further amended and restated to reflect the establishment of Sub-Class B-4 shares and the conversion of Sub-Class B-2 shares, Sub-Class B-3 shares and Sub-Class B-4 shares into Class A shares, such amended and restated Schedule A to incorporate all applicable prior changes made pursuant to the resolutions adopted on May 9, 2001 and to replace the amended and restated Schedule A approved on that date; and be it further. RESOLVED, that the foregoing resolutions shall become effective on a date to be determined by the Trust's officers but no later than December 31, 2001.
Dated:	October
    19     , 2001
By: 	/s/ Amy R. Doberman

	Amy R. Doberman
	Vice President and Secretary

Subscribed and sworn before me this 19 day of October, 2001:
/s/ Cristina Paradiso
Cristina Paradiso
Notary Public State of New York
Qual. N.Y. Cty
No. 01PA6017191
Comm. Exp. 12/07/2002





Schedule A to Trust Instrument of
Brinson Securities Trust
(As Amended and Restated Effective November 5, 2001)
Series of the Trust
Brinson Enhanced Nasdaq-100 Fund
Brinson Enhanced S&P 500 Fund

Classes of Shares of Each Series
An unlimited number of shares of beneficial interest
have been established by the Board as
Class A shares, Class B shares,Class C shares
 and Class Y shares of each of the above Series.
The Class B shares of each Series consist of
an unlimited number of Sub-Class B-1 shares,
Sub-Class B-2 shares, Sub-Class B-3 shares and
Sub-Class B-4 shares.  Each of the Class A shares,
Class B shares, Class C shares and Class Y shares
of a Series represents interests in the assets of
only that Series and has the same preferences,
conversion and other rights, voting powers,
restrictions, limitations as to dividends,
qualifications and terms and conditions of
redemption of shares, except as provided in the
Trust's Trust Instrument and as set forth below
with respect to the Class B shares of each Series:
1. 	Each Sub-Class B-1 share of a Series,
other than a share purchased through the
reinvestment of a dividend or a distribution with
respect to the Sub-Class B-1 share, shall
be converted automatically, and without any
action or choice on the part of the  holder thereof,
into Class A shares of the same Series, based on the
relative net asset value of each such class
at the time of the calculation of the net asset
value of such class of shares on the date that
is the first Business Day (as defined in the
Series' prospectus and/or statement of
additional information) of the month in which
the sixth anniversary of the issuance of such
Sub-Class B-1 shares occurs (which, for the purpose
of calculating the holding period required
for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-1 shares occurred or (ii) for Sub-Class B-1 shares obtained through an exchange, the date on which the
issuance of the Sub-Class B-1 shares of an eligible Brinson fund occurred, if such shares were exchanged directly or through a series of exchanges for the Series' Sub-Class B-1 shares (the "Sub-Class B-1 Conversion Date")).
2. 	Each Sub-Class B-2 share of a Series, other than a share
purchased through the reinvestment of a dividend or a
distribution with respect to the Sub-Class B-2 share, shall
be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day
(as defined in the Series' prospectus and/or statement of
additional information) of the month in which the fourth
anniversary of the issuance of such Sub-Class B-2 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-2 shares occurred or (ii) for
Sub-Class B-2 shares obtained through an exchange, the date on which the issuance of the Sub-Class B-2 shares of an eligible
Brinson fund occurred, if such shares were exchanged directly or through a series of exchanges for the Series' Sub-Class B-2 shares (the "Class B-2 Conversion Date")).
3. 	Each Sub-Class B-3 share of a Series, other than a share
purchased through the reinvestment of a dividend or a
distribution with respect to the Sub-Class B-3 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same
Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the third anniversary of the issuance of such Sub-Class B-3 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class
B-3 shares occurred or (ii) for Sub-Class B-3 shares obtained through an exchange, the date on which the issuance of the
Sub-Class B-3 shares of an eligible Brinson fund occurred, if such shares were exchanged directly or through a series of
exchanges for the Series' Sub-Class B-3 shares (the "Class
B-3 Conversion Date")).
4. 	Each Sub-Class B-4 share of a Series, other than a share
purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-4 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series' prospectus and/or statement of additional information)
of the month in which the second anniversary of the issuance of such Sub-Class B-4 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean
(i) the date on which the issuance of such Sub-Class B-4 shares occurred or (ii) for Sub-Class B-4 shares obtained through an exchange, the date on which the issuance of the Sub-Class B-4 shares of an eligible Brinson fund occurred, if such shares were exchanged directly or through a series of exchanges for the
Series' Sub-Class B-4 shares (the "Class B-4 Conversion Date")).
5. 	Each Sub-Class B-1, Sub-Class B-2, Sub-Class B-3 or Sub-Class
B-4 share of a Series (which may be referred to collectively as "Class B shares") purchased through the reinvestment of a dividend or a distribution with respect to the corresponding sub-class of shares and the dividends and distributions on such shares shall be segregated in a separate sub-account on the stock records of the Series for each of the holders of record thereof.
On any Class B-1 Conversion Date, Class B-2 Conversion Date,
Class B-3 Conversion Date or Class B-4 Conversion Date
(hereinafter referred to as a "Conversion Date"), a number of the shares held in the sub-account of the holder of record of the corresponding Class B shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series. The number of Class B shares in the holder's sub-account so converted shall bear the same relation to the total number of corresponding Class B shares maintained in the sub-account on the Conversion
Date as the number of Class B shares of the holder converted on the Conversion Date bears to the total number of the corresponding Class B shares of the holder on the Conversion Date not purchased through the automatic reinvestment of dividends or distributions with respect to the Class B shares.
6. 	The number of Class A shares into which Class B shares are
converted shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B shares for purposes of sales and
redemptions thereof at the time of the calculation of the net asset value on the Conversion Date by the net asset value per share of the Class A shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date.
7. 	On the Conversion Date, the Class B shares converted into
Class A shares will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof will cease (except the right to receive declared but unpaid dividends to the Conversion Date).
For purposes of the foregoing, the term "eligible Brinson fund" includes any and all mutual funds for which Brinson Advisors, Inc.
or an affiliate of Brinson Advisors, Inc. serves as investment adviser, investment manager or principal underwriter that offer shares that (i) have a contingent deferred sales charge imposed upon certain redemptions of such shares and (ii) are exchangeable with the Class B shares of the Series.



For period ending  September 30, 2001

File number 811-09745  	Exhibit 77Q1


CERTIFICATE OF AMENDMENT
TO
BY-LAWS
OF
MITCHELL HUTCHINS SECURITIES TRUST

The undersigned, being Vice President and Secretary of Mitchell Hutchins Securities Trust ("Trust"), hereby certifies that the Trustees of the Trust duly adopted the following resolutions, which amended the By-Laws of the Trust dated December 23, 1999 in the manner provided in such By-Laws of the Trust, at meetings held on May 9, 2001 and September 20, 2001:

RESOLVED, that the By-Laws dated December 23, 1999 be, and they hereby are, amended to change the name of the Trust from "Mitchell Hutchins Securities Trust" to "Brinson Securities
Trust" in the following manner:

The first paragraph of the By-Laws is hereby amended to read as follows:

	"These By-laws of Brinson Securities Trust (the "Trust"), a Delaware business trust, are subject to the Trust Instrument of the Trust dated as of December 23, 1999, as from time to time amended, supplemented or restated (the "Trust Instrument"). Capitalized terms used herein have the same meanings as in the Trust Instrument.

	 and be it further

RESOLVED, that the By-Laws dated December 23, 1999 be, and they hereby are, amended by replacing Article II, Section 3 to read as follows:

 "Retirement of Trustees: Each Trustee who has attained the age of seventy-two (72) years shall retire from service as a Trustee on the later of (a) the last day of the month in which he or she attains such age or (b) June 30, 2003. Notwithstanding anything in this Section, a Trustee may retire at any time as provided for in the governing instrument of the Trust."

Dated: October 26, 2001
			By: ____/s/ Amy R. Doberman_________
			Name:  Amy R. Doberman
			Title:    Vice President and Secretary


New York, New York (ss)

On this 26th day of October, 2001, before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.


					/s/ Evelyn De Simone
								Notary Public




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